UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

June 22, 2009

MAGUIRE PROPERTIES, INC.

(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	001-31717 (Commission File Number)	04-3692625 (IRS Employer Identification Number)

355 South Grand Avenue, Suite 3300 Los Angeles, California (Address of principal executive offices)	90071 (Zip Code)

(Registrant’s telephone number, including area code)

213-626-3300

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01	Entry into a Material Definitive Agreement.

On June 22, 2009, Maguire Properties, Inc. and Maguire Properties, L.P. (together, the “Company”) entered into a Separation and Consulting Agreement with Douglas J. Gardner, the Company’s Executive Vice President, Operations (the “Agreement”). A copy of the Agreement is filed as Exhibit 10.1 to this report.

Pursuant to the Agreement, Mr. Gardner will voluntarily resign as an employee of the Company effective July 1, 2009. The resignation is not deemed a termination by the Company without “cause” or by Mr. Gardner for “good reason” for purposes of Mr. Gardner’s employment agreement with the Company. As such, the Company will not be responsible for any cash severance, and Mr. Gardner will forfeit the unvested restricted stock units that he currently holds. The Company’s Compensation Committee has agreed to in good faith consider a prorated bonus for Mr. Gardner for fiscal year 2009 in recognition of Mr. Gardner’s services for the first half of 2009. Subject to Mr. Gardner’s execution and non-revocation of a general release of claims, the Company has agreed to continue Mr. Gardner’s group health insurance coverage through December 31, 2009, subject to certain limitations.

Also pursuant to the Agreement, Mr. Gardner has agreed to provide consulting services to the Company from July 1, 2009 through December 31, 2009 at a rate of $17,500 per month. Either party can terminate the consulting arrangement on 30 days notice.

Item 1.02	Termination of a Material Definitive Agreement.

As described above, effective July 1, 2009, Douglas J. Gardner will resign from his position as Executive Vice President, Operations. Mr. Gardner is employed by the Company pursuant to a written employment agreement dated as of May 17, 2008 (as amended on December 31, 2008), which was filed with the Securities and Exchange Commission on May 19, 2008 as Exhibit 10.6 to the Company’s Current Report on Form 8-K. Other than the confidentiality and non-solicitation covenants, which survive, effective as of July 1, 2009 the employment agreement will terminate.

Section 5 – Corporate Governance

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As described above, effective July 1, 2009, Douglas J. Gardner will resign from his position as Executive Vice President, Operations. Mr. Gardner has agreed to provide consulting services to the Company from July 1, 2009 through December 31, 2009 at a rate of $17,500 per month.

Section 7 – Regulation FD

Item 7.01	Regulation FD Disclosure.

The information in this Item 7.01 of this Current Report on Form 8-K, including the exhibit attached to this report, is furnished pursuant to Item 7.01 and shall not be deemed “filed” for any purpose. Such information shall not be deemed incorporated by reference into any filing, regardless of any general incorporation language in such filing.

On June 26, 2009, we issued a press release regarding the resignation of Douglas J. Gardner as the Company’s Executive Vice President, Operations, a copy of which is furnished as Exhibit 99.1 to this report.

Section 9 – Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.

(a)	Financial statements of businesses acquired: None.

(b)	Pro forma financial information: None.

(c)	Shell company transactions: None.

(d)	Exhibits:

The following exhibits are either filed or furnished with this Current Report on Form 8-K:

Exhibit No.	Description

10.1*	Separation and Consulting Agreement dated June 22, 2009 by and between Maguire Properties, Inc., Maguire Properties, L.P. and Douglas J. Gardner

99.1**	Press release dated June 26, 2009

*	Filed herewith.
**	Furnished herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAGUIRE PROPERTIES, INC. Registrant

/s/ JONATHAN L. ABRAMS
Jonathan L. Abrams Senior Vice President, General Counsel and Secretary

Dated: June 26, 2009